CONSENT OF INDEPENDENT REGISTED PUBLIC ACCOUNTING FIRM

We consent to the use in this Prospectus constituting a part of this Registration Statement of our report dated August 18, 2005, except for notes 10 and 12, for which the date is September 12, 2005, relating to the financial statements of Patriot Scientific Corporation, which are contained in this Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Mayer Hoffman McCann P.C.

San Diego, California
May 18, 2006